Exhibit 99.1

   R.H. Donnelley Clarifies Ramifications of Dex Transaction under
          Change of Control Provisions of Relevant Indentures

    CARY, N.C. & ENGLEWOOD, Colo.--(BUSINESS WIRE)--Oct. 3, 2005--R.H. Donnelley Corporation (NYSE:RHD) and Dex Media, Inc. (NYSE:DEX) clarified certain remarks made earlier today on an investor teleconference scheduled to discuss Donnelley's entry into a definitive agreement to acquire Dex Media, Inc. (the "Transaction") regarding whether or not the Transaction constituted a "change of control" under certain indentures, as follows:
    The Transaction is not expected to constitute a "change of control" pursuant to the respective indentures related to any notes issued by R.H. Donnelley Corporation and its subsidiary.
    The Transaction is expected to constitute a "change of control" pursuant to the respective indentures related to all notes issued by Dex Media, Inc. and its subsidiaries.

    About R.H. Donnelley

    R.H. Donnelley is a leading Yellow Pages publisher and Directional Media company. RHD publishes directories with total distribution of approximately 28 million serving approximately 260,000 local and national advertisers in 19 states. RHD publishes directories under the Sprint Yellow Pages(R) brand in 18 states with total distribution of approximately 18 million serving approximately 160,000 local and national advertisers, with major markets including Las Vegas, Nevada, and Orlando and Ft. Myers, Florida. In addition, RHD publishes directories under the SBC Yellow Pages brand in Illinois and Northwest Indiana with total distribution of approximately 10 million serving approximately 100,000 local and national advertisers. RHD also offers online city guides and search websites in its major Sprint Yellow Pages markets under the Best Red Yellow Pages(R) brand at www.bestredyp.com and in the Chicago area at www.chicagolandyp.com. For more information, please visit R.H. Donnelley at www.rhd.com.

    About Dex Media

    Dex Media, Inc., is the leading provider of print directories and Internet-based local search for 14 Western and Midwestern states. As the official publisher for Qwest Communications International Inc., Dex published 44.5 million copies of 269 White and Yellow Page directories in 2004. Dex's Internet-based directory, DexOnline.com(TM), has been the most used Internet Yellow Pages local search site in the Dex region for six consecutive quarters, with a share of the local search market that is more than the next two competitors combined. In 2004, Dex Media generated revenue of approximately $1.65 billion, excluding the effects of purchase accounting related to the acquisition of Dex Media West LLC.

    Safe Harbor Provision

    Certain statements contained in this press release regarding RHD's future operating results or performance or business plans or prospects and any other statements not constituting historical fact are "forward-looking statements" subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words "believe," "expect," "anticipate," "intend," "should," "will," "planned," "estimated," "potential," "goal," "outlook," and similar expressions, as they relate to RHD or its management, have been used to identify such forward-looking statements. All forward-looking statements reflect only RHD's and Dex's current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to RHD and Dex. Accordingly, the statements are subject to significant risks, uncertainties and contingencies which could cause RHD's actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements. Such risks, uncertainties and contingencies include, but are not limited to, statements about the benefits of the merger between RHD and Dex, including future financial and operating results, RHD's plans, objectives, expectations and intentions and other statements that are not historical facts.
    The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the ability to obtain governmental approvals of the merger on the proposed terms and schedule; (2) the failure of RHD and Dex stockholders to approve the merger; (3) the risk that the businesses will not be integrated successfully; (4) the risk that the cost savings and any revenue synergies from the merger may not be fully realized or may take longer to realize than expected; (5) disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers; and (6) general economic conditions and consumer sentiment in our markets. Additional factors that could cause RHD's and Dex's results to differ materially from those described in the forward-looking statements are described in detail in the Management's Discussion and Analysis of Financial Condition and Results of Operations in RHD's and Dex's Annual Reports on Form 10-K for the year ended December 31, 2004, as well as RHD's and Dex's other periodic filings with the SEC that are available on the SEC's Internet site (http://www.sec.gov).

    Additional Information and Where to Find It

    Stockholders are urged to read the joint proxy statement/prospectus regarding the proposed transaction when it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about RHD and Dex, without charge, at the SEC's internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to RHD or Dex.

    Interests of Participants

    The respective directors and executive officers of RHD and Dex and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding RHD's directors and executive officers is available in its proxy statement filed with the SEC by RHD on March 21, 2005, and information regarding Dex's directors and executive officers is available in its proxy statement filed with the SEC by Dex on April 20, 2005. Copies of these documents can be obtained, without charge, by directing a request to RHD or Dex. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

    CONTACT: R.H. Donnelley
             Investors: Jim Gruskin, 800-497-6329
             or
             Dex Media
             Investors: Brooke Martellaro, 866-545-2900